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                                                                Rule 424(b)(2)
                                                    Registration No. 333-65358

            PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 25, 2001, AS
           SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2001,
            AND SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY
               ORDER, DATED AUGUST 3, 2001 NO. 8B DATED: 09-12-02

                                U.S. BANCORP
                    Medium-Term Notes, Series N (Senior)
                 Medium-Term Notes, Series O (Subordinated)

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CUSIP NO.: 91159HGE4                    Issue Price (Dollar Amount and Percentage of Principal Amount):

                                        Amount: $200,000,000.00/100.0000%

Series:                                 Proceeds to the Company: $200,000,000.00

[X] Series N (Senior)                   Interest Rate/Initial Interest Rate:
[_] Series O (Subordinated)
                                        Interest Payment Dates: Quarterly, on the 16th of each March,
                                        June, September and December, beginning December 16, 2002
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 Business Days Prior

Principal Amount: $200,000,000.00       Interest Reset Dates: Quarterly, on the 16th of each March,
                                        June, September and December, beginning December 16, 2002

Trade Date: 09-12-02                    Index Source: T3750

Original Issue Date: 09-17-02           Index Maturity: 3 month

Maturity Date: 09-16-05                 Spread: 0.150%

Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --
[_] Fixed Rate Note
[_] Commercial Paper Rate Note          Day Count: Act/360
[_] Federal Funds Rate Note
[X] LIBOR Note                          Minimum Interest Rate: --
[_] EURIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] CD Rate Note
[_] Treasury Rate Note                    Original Issue Discount:     -- %
[_] CMT Rate Note
[_] Other Base Rate                       Yield to Maturity:           -- %
    (as described below)
[_] Zero Coupon Note                    Original Issue Discount Notes:

Agent's Commission: $0.00               [_] Subject to special provisions set forth therein
                                            with respect to the principal amount thereof
                                            payable upon any redemption or acceleration of
Redemption Terms:                           the maturity thereof.

Other Terms:                            [_] For Federal income tax purposes only.

Name of Agent and Delivery Instructions:

Bear Stearns & Co. Inc. DTC#352

                                        Signature

                                        /s/ MITCHELL J. BLESKE
                                        -------------------------------------
                                                (Authorized Signature}

                                        /s/ KENNETH D. NELSON
                                        -------------------------------------
                                                (Authorized Signature}
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